              News Release

Cory T. Walker

July 15, 2013                                                                       Chief Financial Officer

                                                                                               (386) 239-7250

BROWN & BROWN, INC. ANNOUNCES A 24.1% INCREASE

IN EARNINGS PER SHARE

(Daytona Beach and Tampa, Florida) . . . Brown & Brown, Inc. (NYSE:BRO) today announced its preliminary, unaudited financial results for the second quarter of 2013.

Net income for the second quarter of 2013 was $52,007,000, or $0.36 per share, compared with $42,471,000, or $0.29 per share for the same quarter of 2012, an increase of 24.1%. Total revenue for the second quarter was $325,792,000, compared with 2012 second-quarter revenue of $290,916,000, an increase of 12.0%.

Total revenue for the six months ended June 30, 2013 was $660,804,000, compared with total revenue for the same period of 2012 of $593,402,000, an increase of 11.4%. Net income for the six-month period ended June 30, 2013 was $112,138,000, or $0.77 per share, compared with $91,904,000, or $0.63 per share for the same period of 2012, an increase of 22.0%.

J. Powell Brown, President and Chief Executive Officer of the Company, noted, “We are very pleased with our quarterly consolidated internal growth rate in core commissions and fees (see the calculation and explanation of this term later in the release) of 7.4%. Our largest Division, Retail, continues to show nice improvements with a quarterly internal growth rate in core commissions and fees of 2.3%, which reflects a gradual, but steady improvement in the middle-market economy. Our other Divisions, National Programs, Wholesale Brokerage, and Services, each had exceptional quarterly internal growth rates in core commissions and fees in excess of 10.0%.”

Brown & Brown, Inc., through its subsidiaries, offers a broad range of insurance and reinsurance products and services. Additionally, certain Brown & Brown subsidiaries offer a variety of risk management, third-party administration, and other services. Serving business, public entity, individual, trade and professional association clients nationwide, the Company is ranked by Business Insurance magazine as the United States’ sixth largest independent insurance intermediary. The Company’s Web address is www.bbinsurance.com.

This press release may contain certain statements relating to future results which are forward-looking statements, including those relating to the Company's anticipated financial results for the second quarter of 2013. These statements are not historical facts, but instead represent only the Company’s current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results, financial condition and achievements may differ, possibly materially, from the anticipated results, financial condition and achievements contemplated by these forward-looking statements. These risks and uncertainties include, but are not limited to, the Company's determination as it finalizes its financial results for the second quarter of 2013 that its financial results differ from the current preliminary unaudited numbers set forth herein, other factors that the Company may not have currently identified or quantified, and other risks, relevant factors and uncertainties identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, and the Company’s other subsequent filings with the Securities and Exchange Commission. All forward-looking statements made herein are made only as of the date of this release, and the Company does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which the Company hereafter becomes aware.

# # #

Brown & Brown, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
REVENUES
Commissions and fees	$324,150	$289,942	$657,943	$586,475
Investment income	239	187	425	322
Other income, net	1,403	787	2,436	6,605
Total revenues	325,792	290,916	660,804	593,402

EXPENSES
Employee compensation and benefits	163,514	150,752	323,012	300,348
Non-cash stock-based compensation	3,623	3,738	7,473	7,485
Other operating expenses	47,397	42,220	93,736	85,620
Amortization	16,121	15,881	32,282	31,494
Depreciation	4,263	3,784	8,430	7,425
Interest	3,997	4,000	7,981	8,087
Change in estimated acquisition earn-out payables	656	(604)	2,178	(992)
Total expenses	239,571	219,771	475,092	439,467

Income before income taxes	86,221	71,145	185,712	153,935

Income taxes	34,214	28,674	73,574	62,031

Net income	$52,007	$42,471	$112,138	$91,904

Net income per share:
Basic	$0.36	$0.30	$0.78	$0.64
Diluted	$0.36	$0.29	$0.77	$0.63

Weighted average number of shares outstanding:
Basic	140,836	139,086	140,816	139,044
Diluted	143,021	141,828	142,938	141,664

Dividends declared per share	$0.09	$0.085	$0.18	$0.17

Brown & Brown, Inc.

INTERNAL GROWTH SCHEDULE

Core Organic Commissions and Fees(1)

Three Months Ended June 30, 2013

(in thousands)

(unaudited)

	Quarter Ended 06/30/13	Quarter Ended 06/30/12	Total Net Change	Total Net Growth %	Less Acquisition Revenues	Internal Net Growth $	Internal Net Growth %

Retail(2)	$168,582	$158,035	$10,547	6.7%	$6,922	$3,625	2.3%

National Programs	62,860	53,135	9,725	18.3%	—	9,725	18.3%

Wholesale Brokerage	52,858	46,286	6,572	14.2%	1,592	4,980	10.8%

Services	30,271	27,521	2,750	10.0%	—	2,750	10.0%

Total Core Commissions and Fees (1)	$314,571	$284,977	$29,594	10.4%	$8,514	$21,080	7.4%

Reconciliation of Internal Growth Schedule

to Total Commissions and Fees

Included in the Consolidated Statements of Income

For the Three Months Ended June 30, 2013 and 2012

(in thousands)

(unaudited)

	Quarter Ended 06/30/13	Quarter Ended 06/30/12
Total core commissions and fees(1)	$314,571	$284,977
Profit-sharing contingent commissions	7,879	1,043
Guaranteed supplemental commissions	1,700	2,258
Divested business	—	1,664

Total commissions & fees	$324,150	$289,942

(1) Total core commissions and fees are our total commissions and fees less (i) profit-sharing contingent commissions (revenues derived from special revenue-sharing commissions from insurance companies based upon the volume and the growth and/or profitability of the business placed with such companies during the prior year), (ii) guaranteed supplemental commissions (GSC) (revenues derived from special revenue-sharing commissions from insurance companies based solely upon the volume of the business placed with such companies during the current year),and (iii) divested business (commissions and fees generated from offices, books of business or niches sold by the Company or terminated).

(2) The Retail segment includes commissions and fees reported in the “Other” column of the Segment Information, which includes corporate and consolidation items.

Brown & Brown, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	June 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$385,525	$219,821
Restricted cash and investments	210,538	164,564
Short-term investments	12,205	8,183
Premiums, commissions and fees receivable	310,486	302,725
Deferred income taxes	15,051	24,408
Other current assets	38,767	39,811
Total current assets	972,572	759,512

Fixed assets, net	72,929	74,337
Goodwill	1,722,828	1,711,514
Amortizable intangible assets, net	538,767	566,538
Other assets	19,224	16,157
Total assets	$3,326,320	$3,128,058

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Premiums payable to insurance companies	$476,529	$406,704
Premium deposits and credits due customers	31,216	32,867
Accounts payable	46,884	48,524
Accrued expenses and other liabilities	107,153	79,593
Current portion of long-term debt	33	93
Total current liabilities	661,815	567,781

Long-term debt	450,000	450,000

Deferred income taxes, net	249,195	237,630

Other liabilities	63,252	65,314

Shareholders’ equity:
Common stock, par value $0.10 per share; authorized 280,000 shares; issued and outstanding 144,045 at 2013 and 143,878 at 2012	14,405	14,388
Additional paid-in capital	344,354	335,872
Retained earnings	1,543,299	1,457,073
Total shareholders’ equity	1,902,058	1,807,333

Total liabilities and shareholders’ equity	$3,326,320	$3,128,058